UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: December 10, 2008
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 10, 2008, Oragenics, Inc. (the “Company”) d/b/a ONI BioPharma Inc.(Alternext US* “ONI”) received notice from Alternext Paris that the admission committee had reviewed the Company’s listing application and upon recommendation by the Company’s listing sponsor Bryan Garnier, among other factors, had admitted the Company to be listed on their exchange.

The trading symbol will be “ALONI” and trading will commence on Alternext Paris on December 15, 2008.

ONI BioPharma is the first United States based company to be listed on the Alternext Paris exchange.

A copy of the press release announcing the listing on Alternext Paris is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  We do not intend for the information referenced as being available on our website in the press release to be a part of this Form 8-K.

* The American Stock Exchange was acquired by NYSE Euronext on October 1, 2008, and its name was changed to NYSE Alternext US LLC.

Item 9.01 FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits.

Number	Description
99.1	Press release issued December 10, 2008 as to Alternext Paris notice

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 10th day of December, 2008.

ORAGENICS, INC.

By:	/s/ David B. Hirsch
David B. Hirsch
Chief Financial Officer